Wachovia Investor Conference

Bud Baker, Chairman and CEO

March 29, 2001

WACHOVIA

Forward Looking Statement

"These presentation materials and discussion contain forward-looking statements regarding Wachovia Corporation ("Wachovia"), including, without limitation, statements relating to Wachovia's expectations with respect to revenue, credit losses, levels of nonperforming assets, expenses, earnings and other measures of financial performance. Words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia's control). The following factors, among others, could cause Wachovia's financial performance to differ materially from the expectations expressed in such forward-looking statements: (1) business increases, productivity gains and other investments are lower than expected or do not occur as quickly as anticipated; (2) competitive pressures among financial services companies increase significantly; (3) the strength of the United States economy in general and/or the strength of the local economies of the states in which Wachovia conducts operations changes; (4) trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, change; (5) inflation, interest rates and/or market conditions fluctuate; (6) conditions in the stock market, the public debt market and other capital markets deteriorate; (7) Wachovia fails to develop competitive new products and services and/or new and existing customers do not accept these products and services; (8) financial services laws and regulations change; (9) technology changes and Wachovia fails to adapt to those changes; (10) consumer spending and saving habits change; (11) unanticipated regulatory or judicial proceedings occur; and (12) Wachovia is unsuccessful at managing the risks involved in the foregoing. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements may also be included in reports that Wachovia files with the Securities and Exchange Commission.

Wachovia cautions that the foregoing list of factors is not exclusive and not to place undue reliance on forward-looking statements. Wachovia does not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed during this presentation.

WACHOVIA